HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

THIRD QUARTER 2017 RESULTS

- Closes $475 Million Senior Unsecured Credit Facility-

- Adjusts 2017 Financial Guidance for Hurricane Related Disruption -

Philadelphia, PA, October 25, 2017 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high quality hotels in urban gateway markets and coastal destinations, today announced results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Results

Net Loss applicable to common shareholders was ($2.7 million), or ($0.07) per diluted common share, in the third quarter 2017, compared to net income applicable to common shareholders of $3.6 million, or $0.08 per diluted common share, in the third quarter 2016.  The net loss in third quarter 2017 was primarily due to an increase in operating expenses resulting from a loss on impairment of assets from hurricane related disruption in south Florida.

Adjusted Funds from Operations (“AFFO”) in the third quarter 2017 was $27.4 million.  AFFO per diluted common share and OP Unit in the third quarter 2017 was $0.61, a 16.0% decrease from AFFO per diluted common share and OP Unit of $0.72 in the third quarter 2016.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 45.0 million for the three months ended September 30, 2017 and 2016.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measure, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Improved results from our New York City and West Coast portfolios were not enough to offset the disruption from Hurricane Irma to our south Florida properties.  The third quarter represented a challenging operating environment for the industry overshadowed by multiple catastrophic hurricanes that impacted the everyday lives of millions of Americans.  I am proud of the Hersha teams and our operating partners for their round-the-clock effort to safely and swiftly prepare our hotels and guests for the impact of each historic storm.  In south Florida, Hurricane Irma led to the closure of our hotels in September, causing significant interruption to our portfolio.  Following the dissipation of the storm, our primary focus was devoted to resuming operations at four of our six properties less impacted by the storm.    At our Cadillac Miami Beach and Parrot Key hotels, the disruption was more significant and we are utilizing this time period to commence our previously planned rebranding at the Cadillac and more significant renovations at Parrot Key.”

Mr. Shah continued, “Excluding the Company’s Philadelphia portfolio, which hosted the Democratic National Convention in third quarter 2016, our comparable portfolio delivered 0.7% RevPAR growth.  As we look towards the remainder of 2017 and into 2018, we are encouraged by favorable comps from the holiday shift and strong fundamentals from our market-leading, segmented clusters in Philadelphia, Boston, and Washington, D.C.  South Florida is expected to remain a slow-growth environment in the near-term, with the area’s primary emphasis on relief efforts.  As such, we have revised our strategy to focus on our asset-enhancing capex projects to best position our portfolio for future growth while the region prepares for the upcoming peak travel season.  During this time, we are remaining consistent with our capital allocation strategy and focusing on asset management initiatives to drive EBITDA growth in our existing portfolio and from our recent acquisitions.”

Third Quarter 2017 Operating Results

Revenue per available room (“RevPAR”) at the Company's 42 comparable hotels decreased 2.0% to $186.90 in the third quarter 2017.  The Company’s average daily rate (“ADR”) for the comparable hotel portfolio decreased 1.4% to $214.39, while occupancy decreased 49 basis points to 87.2%.  Excluding Philadelphia, our RevPAR grew 0.7% to $191.98, aided by a 0.5% increase in ADR.  Hotel EBITDA margins for the comparable hotel portfolio decreased 240 basis points to 33.7%.  Excluding Philadelphia, hotel EBITDA margins were lower by 170 basis points to 35.1%.

The best performing hotels during the third quarter were in the Company’s West Coast portfolio, which reported 2.3% RevPAR growth to $220.50.  Excluding the Sanctuary Beach resort, which underwent renovations in conjunction with the re-concepting of the hotel’s restaurant and bar, the West Coast portfolio’s RevPAR grew 3.0% aided by a 4.3% increase in ADR. Hersha’s NYC portfolio increased occupancy by 253 basis points to 95.5% in the third quarter 2017 leading to RevPAR growth of 1.7%. The Company’s comparable Manhattan portfolio outperformed the greater Manhattan RevPAR by 280 basis points, and has outperformed the Manhattan market in 13 of the previous 15 quarters as a result of a young, well-located and purpose built hotel cluster that appeals to the tastes and preferences of today’s traveler.

South Florida

Our south Florida portfolio saw material interruption at each of our six hotels during September following mandated evacuations due to Hurricane Irma.  We have seen an uptick in occupancy at a few of our assets related to recovery efforts; however, the market remains challenging due to continued closures at two of our largest properties as well as a lack of leisure travel to the region.  In response, we are focusing on and accelerating our planned capital expenditures to align our properties for the forecasted rebound in the south Florida market.  Looking into next year, 2018 should benefit from advantageous comps as the reopening of the Miami Beach Convention Center, less new supply, and a weakening U.S. Dollar provide a constructive backdrop for more robust operating fundamentals in the region.

West Coast

The West Coast portfolio, which includes California and Seattle, consisted of eight hotels as of September 30, 2017.  In the third quarter 2017, the Company’s comparable West Coast hotel portfolio reported RevPAR growth of 2.3% to $220.50, driven by a 3.9% ADR increase to $247.12.  The West Coast portfolio’s outperformance was driven by The TownePlace Suites Sunnyvale and The Ambrose Hotel assets, recording 9.8% and 4.3% RevPAR growth, respectively.  The Company’s West Coast portfolio reported Gross Operating Profit (“GOP”) and Hotel EBITDA margins of 51.6% and 40.7%, respectively, in the third quarter 2017.  GOP margins excluding the

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Sanctuary Beach Resort increased 130 basis points to 53.2% as a result of strong flow-through of 190.7%.  For the remainder of 2017 and into 2018, fundamentals for our market-leading hotels on the West Coast remain strong and will continue to drive profitability and free cash flow growth.  Our portfolio is shielded from the persistent wildfires in Northern California and we continue to welcome those who have safely retreated from the area to our asset in Monterey Bay.

New York City and Manhattan

The New York City portfolio, which includes the five boroughs, consisted of 10 hotels as of September 30, 2017.  In the third quarter 2017, the Company’s comparable New York City hotel portfolio reported RevPAR growth of 1.7% to $224.08, driven by an occupancy increase of 253 basis points to 95.5%.  The Company’s comparable Manhattan portfolio, which consisted of seven hotels as of September 30, 2017, reported RevPAR growth of 1.7% to $243.26 driven by an occupancy increase of 361 basis points to 96.0%. Hersha’s Manhattan portfolio reported GOP and Hotel EBITDA margins of 50.6% and 36.7%, respectively, in the third quarter 2017.  Hotel EBITDA margins excluding the Hyatt Union Square decreased 100 basis points to 40.5% and were primarily impacted by increased labor costs.

Financing

During the third quarter, the Company closed on a new $475 million senior unsecured credit facility (the “Facility”) that is expandable to $875 million. The Facility consists of a $250 million senior unsecured revolving line of credit and a $225 million senior unsecured term loan (“Term Loan”). The Company utilized the Term Loan to refinance existing indebtedness of approximately $210.5 million on the prior credit facility and for general corporate purposes.

As of September 30, 2017, the Company maintained significant financial flexibility with approximately $57.5 million of cash and cash equivalents and full capacity on the Company’s $250 million senior unsecured revolving line of credit.  As of September 30, 2017, 68.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 3.78% and a weighted average life-to-maturity of approximately 4.4 years.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the third quarter ending September 30, 2017.  The preferred share dividends were paid October 16, 2017 to holders of record as of October 1, 2017.

The Board of Trustees also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the third quarter ending September 30, 2017.  These common share dividends and limited partnership unit distributions were paid October 13, 2017 to holders of record as of September 29, 2017.

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2017 Outlook

The Company is updating its operating and financial expectations for full-year 2017 to account for operating results through September 30, 2017.  The Company’s expectations do not build in any additional acquisitions, dispositions or capital market activities for 2017.  Based on management’s current outlook and assumptions regarding the timing of the reopening of our two south Florida assets, the Company’s 2017 operating expectations are as follows:

	2017 Current Outlook		2017 Previous Outlook
($’s in millions except per share amounts)	Low	High	Low	High
Net income	$79.00	$83.00	$90.00	$96.00
Net income per share	$1.88	$1.97	$2.12	$2.25

Comparable Property RevPAR Growth	1.00%	2.00%	0.00%	2.00%
Comparable Property EBITDA Margins	-1.75%	-1.25%	-1.00%	0.00%
Comparable Property EBITDA Margins excluding South Florida	-1.00%	0.00%	N/A	N/A

Adjusted EBITDA	$162.00	$166.00	$171.00	$177.00

Adjusted FFO	$93.00	$97.00	$101.00	$107.00
Adjusted FFO per share	$2.06	$2.15	$2.25	$2.38

*For detailed reconciliations of the Company’s 2017 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2017 Outlook”

Third Quarter 2017 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Thursday, October 26, 2017.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-349-9582 or 1-719-325-2390 for international participants. A replay of the call will be available from 12:00 p.m. Eastern Time on Thursday, October 26, 2017, through 11:59 pm Eastern Time on Thursday, November 9, 2017. The replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international participants. The passcode for the call and the replay is 5053998. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets and coastal destinations. The Company's 51 hotels totaling 7,804 rooms are located in New York, Washington, DC, Boston, Philadelphia, south Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

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Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2017 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2017 outlook and assumptions regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to reopen hotels damaged by Hurricane Irma on the terms and timing it expects, the recovery of the south Florida leisure market and the timing of the reopening of the Miami Beach Convention Center, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of October 25, 2017, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	September 30, 2017	December 31, 2016
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$2,034,588	$1,767,570
Investment in Unconsolidated Joint Ventures	3,705	11,441
Cash and Cash Equivalents	57,529	185,644
Escrow Deposits	8,504	8,993
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $22 and $91	13,344	8,769
Due from Related Parties	4,708	18,332
Intangible Assets, Net of Accumulated Amortization of $5,987 and $4,532	16,969	16,944
Other Assets	46,107	39,370
Hotel Assets Held for Sale	-	98,473
Total Assets	$2,185,454	$2,155,536

Liabilities and Equity:
Line of Credit	$-	$-
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	721,361	663,500
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,617	50,578
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	311,200	337,821
Accounts Payable, Accrued Expenses and Other Liabilities	62,166	65,106
Dividends and Distributions Payable	17,588	26,050
Liabilities Related to Hotel Assets Held for Sale	-	51,428
Deferred Gain on Disposition of Hotel Assets	81,269	81,314
Total Liabilities	$1,244,201	$1,275,797

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,700,000 Series D and 4,000,000 Series E Shares Issued and Outstanding at September 30, 2017 and December 31, 2016, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at September 30, 2017 and and 90,000,000 Shares Authorized at December 31, 2016; 41,608,976 and 41,770,514 Shares Issued and Outstanding at September 30, 2017 and December 31, 2016, respectively	416	418
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at September 30, 2017 and December 31, 2016	-	-
Accumulated Other Comprehensive Income	648	1,373
Additional Paid-in Capital	1,194,637	1,198,311
Distributions in Excess of Net Income	(309,864)	(364,831)
Total Shareholders' Equity	885,984	835,418

Noncontrolling Interests - Common Units and LTIP Units	55,269	44,321
Total Equity	941,253	879,739

Total Liabilities and Equity	$2,185,454	$2,155,536

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues:
Hotel Operating Revenues:
Room	$107,695	$105,085	$312,925	$312,730
Food & Beverage	14,775	9,447	40,521	25,571
Other Operating Revenues	7,040	5,983	21,032	16,690
Total Hotel Operating Revenues	129,510	120,515	374,478	354,991
Other Revenue	79	92	1,113	192
Total Revenues	129,589	120,607	375,591	355,183

Operating Expenses:
Hotel Operating Expenses:
Room	23,823	22,664	68,876	67,821
Food & Beverage	12,509	8,136	33,922	21,239
Other Operating Revenues	40,585	35,979	117,908	109,337
Total Hotel Operating Expenses	76,917	66,779	220,706	198,397
Insurance Recoveries	-	-	-	-
Hotel Ground Rent	892	891	2,593	2,676
Land Lease Expense	-	-	-	-
Real Estate and Personal Property Taxes and Property Insurance	8,419	7,307	24,113	24,412
General and Administrative	3,407	3,886	10,674	11,462
Share Based Compensation	1,512	1,514	5,468	5,793
Acquisition and Terminated Transaction Costs	297	170	2,121	1,733
Depreciation and Amortization	21,658	18,704	61,234	57,259
Loss on Impairment of Assets	3,812	-	3,812	-
Total Operating Expenses	116,914	99,251	330,721	301,732

Operating Income	12,675	21,356	44,870	53,451

Interest Income	40	95	237	219
Interest Expense	(11,141)	(10,425)	(31,580)	(33,927)
Other Expense	(118)	(125)	(796)	(864)
(Loss) Gain on Disposition of Hotel Properties	(39)	(437)	89,544	94,839
Lease Buyout	294	-	294	-
(Loss) Gain on Debt Extinguishment	(312)	15	(586)	(1,076)
Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	1,399	10,479	101,983	112,642

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	539	(3,717)	(2,636)	(2,410)
Gain from Remeasurement of Investment in Unconsolidated Joint Venture	-	-	16,239	-
Income (Loss) from Unconsolidated Joint Venture Investments	539	(3,717)	13,603	(2,410)

Income before Income Taxes	1,938	6,762	115,586	110,232

Income Tax Benefit (Expense)	1,325	1,443	(1,580)	4,513

Net Income	3,263	8,205	114,006	114,745

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Loss (Income) Allocated to Noncontrolling Interests	90	(211)	(5,849)	(4,273)
Preferred Distributions	(6,040)	(4,417)	(18,124)	(12,006)
Extinguishment of Issuance Costs Upon Redemption of Series B Preferred Shares	-	-	-	(4,021)

Net (Loss) Income Applicable to Common Shareholders	$(2,687)	$3,577	$90,033	$94,445

Earnings per Share:
BASIC
Net (Loss) Income Applicable to Common Shareholders	$(0.07)	$0.08	$2.15	$2.17

DILUTED
Net (Loss) Income Applicable to Common Shareholders	$(0.07)	$0.08	$2.13	$2.14

Weighted Average Common Shares Outstanding:
Basic	41,721,425	42,309,044	41,725,159	43,368,153
Diluted	41,721,425	42,745,864	42,225,238	43,869,293

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back contingent considerations;
•	adding back amortization of deferred financing costs;
•	adding back adjustments for the amortization of discounts and premiums;
•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider

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FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO,  because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding the our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units.  Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Net (loss) income applicable to common shares	$(2,687)	$3,577	$90,033	$94,445
(Loss) income allocated to noncontrolling interest	(90)	211	5,849	4,273
(Income) loss from unconsolidated joint ventures	(539)	3,717	(13,603)	2,410
Loss (gain) on disposition of hotel properties	39	437	(89,544)	(94,839)
Loss from impairment of depreciable assets	2,057	-	2,057	-
Depreciation and amortization	21,658	18,704	61,234	57,259
Funds from consolidated hotel operations applicable to common shares and Partnership units	20,438	26,646	56,026	63,548

Income (loss) from unconsolidated joint venture investments	539	(3,717)	13,603	(2,410)
Income from remeasurement of investment in unconsolidated joint ventures	-	-	(16,239)	-
Depreciation and amortization of difference between purchase price and historical cost	(301)	(222)	(905)	(193)
Interest in depreciation and amortization of unconsolidated joint ventures	2,176	7,359	8,615	11,398
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,414	3,420	5,074	8,795

Funds from Operations applicable to common shares and Partnership units	22,852	30,066	61,100	72,343

Add:
Loss on remediation of hurricane damage, excluding impairment of depreciable assets	1,755	-	1,755	-
Lease Buyout	(294)	-	(294)	-
Non-cash extinguishment of issuance costs upon redemption of Series B Preferred Shares	-	-	-	4,021
Non-cash share based compensation expense	1,512	1,514	5,468	5,793
Acquisition and terminated transaction costs	297	170	2,121	1,733
Tax expense related to gain from remeasurement of investment in unconsolidated joint venture	-	-	1,853	-
Amortization of deferred financing costs	455	645	1,717	1,945
Interest in amortization of deferred financing costs of unconsolidated joint venture	370	359	1,105	597
Amortization of discounts and premiums	(127)	(316)	(478)	(1,091)
Deferred financing costs and debt premium written off in debt extinguishment	312	(15)	586	1,076
Straight-line amortization of ground lease expense	234	159	602	482

Adjusted Funds from Operations	$27,366	$32,582	$75,535	$86,899

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.61	$0.72	$1.68	$1.89

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,957,895	44,987,721	44,936,099	46,030,381

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Net (loss) income applicable to common shareholders	$(2,687)	$3,577	$90,033	$94,445
(Loss) income allocated to noncontrolling interest	(90)	211	5,849	4,273
(Income) loss from unconsolidated joint ventures	(539)	3,717	(13,603)	2,410
Loss (gain) on disposition of hotel properties	39	437	(89,544)	(94,839)
Loss from impairment of assets	3,812	-	3,812	-
Non-operating interest income	(40)	(95)	(237)	(219)
Distributions to Preferred Shareholders	6,040	4,417	18,124	12,006
Interest expense	11,141	10,425	31,580	33,927
Extinguishment of issuance costs upon redemption of Series B Preferred Shares	-	-	-	4,021
Income tax (benefit) expense	(1,325)	(1,443)	1,580	(4,513)
Deferred financing costs and debt premium written off in debt extinguishment	312	(15)	586	1,076
Depreciation and amortization	21,658	18,704	61,234	57,259
Acquisition and terminated transaction costs	297	170	2,121	1,733
Lease Buyout	(294)	-	(294)	-
Non-cash share based compensation expense	1,512	1,514	5,468	5,793
Straight-line amortization of ground lease expense	234	159	602	482

Adjusted EBITDA from consolidated hotel operations	40,070	41,778	117,311	117,854

Income (loss) from unconsolidated joint venture investments	539	(3,717)	13,603	(2,410)
Gain on remeasurement of investment in unconsolidated joint venture	-	-	(16,239)	-
Depreciation and amortization of difference between purchase price and historical cost	(301)	(222)	(905)	(193)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,828	9,165	13,379	17,003

Adjusted EBITDA from unconsolidated joint venture operations	4,066	5,226	9,838	14,400

Adjusted EBITDA	$44,136	$47,004	$127,149	$132,254

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 12

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure.  In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Operating income	$12,675	$21,356	$44,870	$53,451
Other revenue	(79)	(92)	(1,113)	(192)
Depreciation and amortization	21,658	18,704	61,234	57,259
General and administrative	3,407	3,886	10,674	11,462
Share based compensation	1,512	1,514	5,468	5,793
Acquisition and terminated transaction costs	297	170	2,121	1,733
Loss from impairment of assets	3,812	-	3,812	-
Straight-line amortization of ground lease expense	234	159	602	482
Other	10	(329)	634	(401)

Hotel EBITDA	$43,526	$45,368	$128,302	$129,587

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 13

Reconciliation of Non-GAAP Financial Measures Included in 2017 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
	2017 Current Outlook		2017 Previous Outlook
($'s in millions, except shares and per share data)	Low	High	Low	High
Net income applicable to common shares	$79.0	$83.0	$90.0	$96.0
Income allocated to noncontrolling interest	5.5	5.8	6.2	6.7
Income from unconsolidated joint ventures	(13.8)	(13.8)	(13.0)	(13.0)
Gain on disposition of hotel properties	(89.5)	(89.5)	(89.6)	(89.6)
Loss from impairment of depreciable assets	2.1	2.1	-	-
Depreciation and amortization	83.3	83.3	82.9	82.9
Funds from consolidated hotel operations applicable to common shares and Partnership units	66.5	70.8	76.5	82.9

Income from unconsolidated joint venture investments	13.8	13.8	13.0	13.0
Income from remeasurement of investment in unconsolidated joint ventures	(16.2)	(16.2)	(16.2)	(16.2)
Depreciation and amortization of difference between purchase price and historical cost	(1.2)	(1.2)	(1.2)	(1.2)
Interest in depreciation and amortization of unconsolidated joint ventures	11.7	11.7	13.3	13.3
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	8.1	8.1	8.9	8.9

Funds from Operations applicable to common shares and Partnership units	74.6	78.9	85.4	91.8

Add:
Lease Buyout	(0.3)	(0.3)	-	-
Non-cash share based compensation expense	8.2	8.2	8.6	8.6
Acquisition and terminated transaction costs	2.1	2.1	1.8	1.8
Tax expense related to gain from remeasurement of investment in unconsolidated joint venture	1.9	1.9	1.9	1.9
Amortization of deferred financing costs	2.2	2.2	2.5	2.5
Interest in amortization of deferred financing costs of unconsolidated joint venture	1.1	1.1	0.7	0.7
Amortization of discounts and premiums	(0.6)	(0.6)	(0.7)	(0.7)
Deferred financing costs and debt premium written off in debt extinguishment	0.6	0.6	0.3	0.3
Loss on remediation of hurricane damage, excluding impairment of depreciable assets	1.8	1.8	-	-
Straight-line amortization of ground lease expense	0.8	0.8	0.8	0.8
Other	0.6	0.4	(0.2)	(0.6)

Adjusted Funds from Operations	$93.0	$97.0	$101.0	$107.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$2.06	$2.15	$2.25	$2.38

Diluted Weighted Average Common Shares and Partnership Units Outstanding	45.0	45.0	45.0	45.0

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 14

Adjusted EBITDA
	2017 Current Outlook		2017 Previous Outlook
($'s in millions except per share amounts)	Low	High	Low		High
Net income	$79.0	$83.0		$90.0	$96.0
Income allocated to noncontrolling interest	5.5	5.8		6.2	6.7
Income from unconsolidated joint ventures	(13.8)	(13.8)		(13.0)	(13.0)
Gain on disposition of hotel properties	(89.5)	(89.5)		(89.6)	(89.6)
Non-operating interest income	(0.3)	(0.3)		(0.3)	(0.3)
Distributions to Preferred Shareholders	24.2	24.2		24.2	24.2
Interest expense	42.5	42.5		42.2	42.2
Income tax expense (benefit)	1.5	1.5		2.9	2.9
Deferred costs written off in debt extinguishment	0.6	0.6		0.3	0.3
Depreciation and amortization	83.3	83.3		82.9	82.9
Acquisition and terminated transaction costs	2.1	2.1		1.8	1.8
Loss from Impairment of Assets	3.8	3.8		-	-
Lease Buyout	(0.3)	(0.3)		-	-
Non-cash share based compensation expense	8.2	8.2		8.6	8.6
Straight-line amortization of ground lease expense	0.8	0.8		0.8	0.8
Other	0.2	(0.1)		(0.4)	(0.8)
Adjusted EBITDA from consolidated hotel operations	147.8	151.8	-	156.5	162.5

Income from unconsolidated joint venture investments	13.8	13.8		13.0	13.0
Gain on remeasurement of investment in unconsolidated joint ventures	(16.2)	(16.2)		(16.2)	(16.2)
Depreciation and amortization of difference between purchase price and historical cost	(1.2)	(1.2)		(1.2)	(1.2)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	17.8	17.8		18.9	18.9
Adjusted EBITDA from unconsolidated joint venture operations	14.2	14.2		14.5	14.5
Adjusted EBITDA	$162.0	$166.0		$171.0	$177.0

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Greg Costa, Manager of Investor Relations & Finance

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 15